UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2016
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	001-06622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1775 EYE STREET, NW, SUITE 1000, WASHINGTON, DC 20006
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (202) 774-3200
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Dispositions

On April 26, 2016, Washington Real Estate Investment Trust (“Washington REIT”) entered into two separate purchase and sale agreements with BSREP II Office Holding LLC. The two agreements, taken together, are expected to effectuate the sale of six suburban Maryland office assets, encompassing in total approximately 1.2 million net rentable square feet. The sales prices under the two agreements aggregate to $240.0 million.

As noted above, the dispositions consist of two independent transactions, each of which is expected to close pursuant to a separate purchase and sale agreement. The projected closing dates under Purchase and Sale Agreement #1 and Purchase and Sale Agreement #2 are June 15, 2016 and September 15, 2016, respectively. The deposits under the two agreements aggregate to $10.0 million.

The properties and purchase prices under each of the purchase and sale agreements are as follows:

Purchase and Sale Agreement #1 ($111.5 million):

1.	6110 Executive Boulevard
2.	600 Jefferson Plaza
3.	Wayne Plaza
4.	West Gude Drive

Purchase and Sale Agreement #2 ($128.5 million):

1.	51 Monroe Street
2.	One Central Plaza

Acquisition

On April 26, 2016, Washington REIT entered into a purchase and sale agreement with AIMCO Riverside Park, L.L.C. to acquire Riverside Apartments, an apartment community in Alexandria, Virginia consisting of 1,222 units and on-site potential for development of additional units, for $244.75 million. The projected closing date under the purchase and sale agreement is May 20, 2016 and the deposit is $12.5 million.

The purchase and sale agreements are subject to closing conditions and other terms and conditions customary for real estate transactions. The purchase and sale agreements contain representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person.

The assertions embodied in those representations and warranties were made solely for the purposes of the purchase and sale agreements and are subject to important qualifications and limitations agreed to by and between the Washington REIT and the other parties thereto in connection with negotiating the purchase and sale agreements. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

Item 2.02 Results of Operations and Financial Condition

and

Item 7.01 Regulation FD Disclosure.

A press release issued by the Registrant on April 27, 2016 regarding earnings for the three months ended March 31, 2016, is attached as Exhibit 99.1. Also, certain supplemental information not included in the press release is attached as Exhibit 99.2. This information is being furnished pursuant to Item 7.01 and Item 2.02 of Form 8-K. This information is not deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release issued April 27, 2016 regarding earnings for the three months ended March 31, 2016
99.2	Certain supplemental information not included in the press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ W. Drew Hammond
(Signature)

W. Drew Hammond
Vice President, Chief Accounting Officer
and Controller

April 27, 2016
(Date)

Exhibit Index

Exhibit No.	Description

99.1	Press release issued April 27, 2016 regarding earnings for the three months ended March 31, 2016
99.2	Certain supplemental information not included in the press release